UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2021

comScore, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33520	54-1955550
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices)

(703) 438-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On March 10, 2021 (the “Closing Date”), comScore, Inc., a Delaware corporation (the “Company”), Charter Communications Holding Company, LLC, a Delaware limited liability company (“Charter”), Qurate Retail, Inc., a Delaware corporation (“Qurate”), and Pine Investor, LLC, a Delaware limited liability company wholly owned by funds advised by Cerberus Capital Management, L.P. (“Pine” and together with Charter and Qurate, referred to herein collectively, as the “Purchasers” and individually, as a “Purchaser”) completed the previously announced transactions contemplated by those certain Series B Convertible Preferred Stock Purchase Agreements (individually, a “Purchase Agreement” and collectively, the “Purchase Agreements”), each dated as of January 7, 2021, by and between the Company and each Purchaser. On the Closing Date and pursuant to the Purchase Agreements, the Company issued and sold (a) to Charter, 27,509,203 shares of Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (“Series B Preferred Stock”) in exchange for $68,000,000, (b) to Qurate, 27,509,203 shares of Series B Preferred Stock in exchange for $68,000,000 and (c) to Pine, 27,509,203 shares of Series B Preferred Stock in exchange for $68,000,000 (such transactions, collectively, the “Transactions”). The proceeds of the Transactions were used to pay off certain outstanding indebtedness of the Company.

The foregoing summary of the Purchase Agreements and the Transactions does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Purchase Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Stockholders Agreement

On the Closing Date, the Company and the Purchasers entered into a Stockholders Agreement (the “SHA”), pursuant to which, among other things, immediately following the consummation of the Transactions, the Company is obligated to take all necessary action to ensure that the Company’s Board of Directors (the “Board”) consists of 10 total directors (two designees of each Purchaser, the chief executive officer of the Company and three individuals who were directors of the Company prior to the closing of the Transactions (the “Closing”)). See Item 5.02 of this Current Report on Form 8-K for disclosure regarding director appointments.

Under the SHA, the Company is obligated to take all necessary action (to the extent not prohibited by law) to cause the Board to nominate for election that number of individuals designated by a Purchaser that, if elected, would result in two designees of such Purchaser serving on the Board until the earlier of such time as such Purchaser (a) beneficially owns a number of shares of Series B Preferred Stock representing less than 50% of the number of shares of Series B Preferred Stock held by such Purchaser as of the Closing Date after giving effect to the Transactions (“Initial Preferred Stock Ownership”) as a result of such Purchaser’s Transfer (as defined in the SHA) of such shares to any of the other Purchasers or (b) beneficially owns Voting Stock (as defined in the SHA) representing less than 10% of the outstanding shares of common stock, par value $0.001, of the Company (the “Common Stock”) (on an as-converted basis), after which time such Purchaser’s designation rights will be reduced to one designee until such time as such Purchaser beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), after which time such Purchaser will no longer have any rights to designate a nominee to serve on the Board thereunder.

Pursuant to the SHA, if one of the Purchasers (the “Buying Stockholder”) acquires from one of the other Purchasers (the “Selling Stockholder”) a number of shares of Series B Preferred Stock equal to (a) at least 50% (but less than 100%) or (b) 100% of the Selling Stockholder’s Initial Preferred Stock Ownership in accordance with the terms of the SHA, the Selling Stockholder will be obligated to cause one (in the case of clause (a)) or two (in the case of clause (b)) of its designated directors to resign, and the Company will be obligated to take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint one or two, respectively, additional person(s) designated by the Buying Stockholder to fill such vacancy or vacancies, as applicable. If a Buying Stockholder acquires a number of shares of Common Stock equal to 10% or more of the number of shares of outstanding Common Stock as of such time (determined on an as-converted basis) from a person other than another Purchaser and its Permitted Transferees (as defined in the SHA), the Company will be obligated to, among other things, take all necessary action (to the extent not prohibited by applicable law) to cause the Board to (x) increase the size of the Board as required to enable the Buying Stockholder to designate one additional person to the Board, and (y) appoint such additional person designated by the Buying Stockholder to fill such newly created vacancy, in each case, on the terms and subject to the conditions set forth in the SHA. In no event will a single Purchaser be entitled to designate a number of directors to the Board that would constitute a majority of the Board.

Subject to compliance with applicable laws, stock exchange regulations and the Settlement (as defined in the SHA), for so long as a Purchaser beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), the Company will take all necessary action (to the extent not prohibited by applicable law) to cause the Board to appoint (i) at least one of such Purchaser’s designees to serve on the compensation committee of the Board, (ii) at least one of such Purchaser’s designees to serve on the nominating and governance committee of the Board and (iii) at least one of such Purchaser’s designees to serve on the finance committee of the Board.

For so long as a Purchaser beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), such Purchaser is entitled to appoint one observer on the Board or any committee thereof.

For so long as a Purchaser beneficially owns Voting Stock representing at least 5% of the outstanding shares of Common Stock (on an as-converted basis), such Purchaser (a) covenants to the Company that it will vote, or provide a written consent or proxy with respect to, its Voting Stock in favor of each Purchaser’s director designees and (b) agrees to vote, or provide a written consent or proxy with respect to, its Voting Stock in a neutral manner in the election of any directors nominated by the Board for election that are not designees of a Purchaser.

Pursuant to the SHA and subject to certain exceptions, each Purchaser agrees, for one year after the Closing Date, not to Transfer (as defined in the SHA) or enter into a cash-settled hedge with respect to any shares of Series B Preferred Stock held by such Purchaser, including any shares of Common Stock issued or issuable upon conversion of such shares of Series B Preferred Stock. Thereafter, until the second anniversary of the Closing Date, and subject to customary exceptions, each Purchaser agrees not to Transfer or enter into a cash-settled hedge with respect to more than 50% of such Purchaser’s Initial Preferred Stock Ownership, including any shares of Common Stock issued or issuable upon conversion of such Series B Preferred Stock. Each Purchaser agrees that any permitted Transfers will not be to a competitor of the Company, an activist investor or certain other restricted persons as specified in the SHA.

Pursuant to the SHA, until such time as such Purchaser beneficially owns Voting Stock representing less than 5% of the outstanding shares of Common Stock (on an as-converted basis), each Purchaser is subject to customary standstill restrictions in accordance with which each Purchaser and its respective affiliates agree not to, among other things, and subject to the exceptions set forth in the SHA, (a) for a period of twelve months following the Closing Date, acquire any equity securities of the Company from any other Purchaser or any of its affiliates, (b) acquire any equity securities of the Company such that after such acquisition such Purchaser and its affiliates would beneficially own 45% or more of the outstanding shares of Common Stock (on an as-converted basis), (c) publicly seek or encourage any offer or proposal for a merger or similar transaction involving the Company, (d) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Exchange Act) to vote any Voting Stock of the Company or its subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders or seek the removal of any director from the Board, or (e) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) in connection with any Voting Stock of the Company or its subsidiaries, including with any other Purchaser or its affiliates.

Pursuant to the SHA, in the event a Purchaser contemplates Transferring any shares of Series B Preferred Stock or Common Stock to another person, the other Purchasers will each have a right of first refusal to purchase any or all of their respective pro rata portions of such shares of Series B Preferred Stock or Common Stock, subject to exceptions set forth in the SHA. Additionally, in the event the Company contemplates the sale or other disposition of any patents, Charter will have a right of first offer and a right of first refusal to acquire such patents, on the terms and subject to exceptions as more particularly set forth in the SHA.

Pursuant to the SHA, on a single occasion after January 1, 2022, upon any Purchaser’s request, subject to the conditions set forth in the SHA, the Company will (a) take all actions reasonably necessary to pay a one-time dividend on the Series B Preferred Stock (the “Special Dividend”) equal to the highest dividend that the Board determines can be paid at that time (or a lesser amount as may be unanimously agreed upon by the Purchasers), subject to the additional conditions and limitations as more particularly set forth in the SHA, (b) to the extent required based on the Company’s financial condition, reasonably promptly seek and obtain debt financing to effectuate such Special Dividend, and (c) declare and pay such Special Dividend, which, if debt financing is required, will be paid substantially contemporaneous with, or reasonably promptly after, the consummation of such debt financing.

Pursuant to the terms of the SHA, the prior written consent of each Purchaser is required for the Company to effect or validate certain enumerated actions in the SHA for so long as such Purchaser beneficially owns Voting Stock representing at least 10% of the outstanding shares of Common Stock (on an as-converted basis).

The SHA will terminate with respect to any particular Purchaser upon the mutual agreement in writing among the Company and such Purchaser. The SHA will terminate automatically as to any particular Purchaser and certain transferees at such time as such Purchaser no longer beneficially owns at least 5% of the outstanding shares of Common Stock (on an as-converted basis) at any time.

The foregoing summary of the SHA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the SHA, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, the Company entered into a Registration Rights Agreement (the “RRA”) with the Purchasers (together with any other party that may become a party to the RRA, “Holders”), pursuant to which, among other things, and on the terms and subject to certain limitations set forth therein, the Company is obligated to use its reasonable best efforts to prepare and file within 120 days after the Closing Date a registration statement registering the sale or distribution of shares of Series B Preferred Stock or Common Stock held by any Holder, including any shares of Common Stock acquired by any Holder pursuant to the conversion of the Series B Preferred Stock in accordance with the Certificate of Designations (as defined below), and any other securities issued or issuable with respect to any such shares of Common Stock or Series B Preferred Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (the “Registrable Securities”).

In addition, pursuant to the RRA, Holders have the right to require the Company, subject to certain limitations set forth therein, to effect a sale of any or all of their Registrable Securities by means of an underwritten offering or an underwritten block trade or bought deal. The Company is not obligated to effect any underwritten offering or underwritten block trade or bought deal (a) subject to certain exceptions, unless the dollar amount of the Registrable Securities of Holder(s) demanding such underwritten offering or underwritten block trade or bought deal to be included therein is anticipated to result in gross sale proceeds of at least $25 million, (b) if three underwritten offerings or underwritten block trades or bought deals have already been launched at the request of Holder(s) within a 365-day period or (c) during the Quarterly Blackout Period (as defined in the RRA).

The RRA also provides Holders with certain customary piggyback registration rights.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances.

The foregoing summary of the RRA does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the RRA, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Data License Agreement

On the Closing Date, the Company entered into a Data License Agreement (the “Data License Agreement”) with Charter Communications Operating, LLC (“Charter Operating”), an affiliate of Charter. Under the Data License Agreement, which has a term of 10 years (the “Term”), Charter Operating will bill the Company for license fees according to a payment schedule that gradually increases from $10.0 million in the first year of the Term to $32.3 million in the final (tenth) year of the Term. The Company expects to recognize expense for the license fees ratably over the Term. A portion of the annual license fees will be allocated to a base license comparable to the Company’s prior license with Charter Operating. The remainder of the fees will be allocated to the additional data sets contemplated by the Data License Agreement and the designation and related endorsement of the Company as Charter Operating’s preferred data measurement partner for the Term.

The foregoing summary of the Data License Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Data License Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, the Company repaid in full the then-outstanding senior secured convertible notes due January 16, 2022 issued to certain funds affiliated with or managed by Starboard Value LP (the “Company Notes”). Upon receipt of the repayment and accrued interest through the Closing Date, all obligations of the Company under the Company Notes were deemed satisfied. The disclosure set forth below in Item 3.02 of this Current Report on Form 8-K related to the unregistered sale of Conversion Shares and Interest Shares is incorporated into this Item 1.02 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in the “Introductory Note” and below in Item 5.03 of this Current Report on Form 8-K related to the Certificate of Designations is incorporated into this Item 3.02 by reference.

Effective immediately prior to the Closing, the holders of the Company Notes exercised their conversion rights under the Company Notes to convert a portion of the then-outstanding and unpaid Conversion Amount (as defined in the Company Notes) into an aggregate of 3,150,000 shares of Common Stock (the “Conversion Shares”), which were issued by the Company on the Closing Date. In addition, on the Closing Date, in connection with the repayment of the Company Notes described in Item 1.02 of this Current Report on Form 8-K, the Company issued to the holders of the Company Notes an aggregate of 1,363,327 shares of Common Stock (the “Interest Shares”) in lieu of cash payment of $4,760,000 in interest due under the Company Notes on such date, which interest was effectively converted into shares under the terms of the Company Notes.

The (i) Registrable Securities that were (or will be) issued as part of the Transactions, (ii) Conversion Shares, and (iii) Interest Shares, in each case, were (or will be) issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K related to the SHA and RRA and below in Item 5.03 of this Current Report on Form 8-K related to the Certificate of Designations is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K related to the SHA is incorporated by reference herein.

On March 10, 2021, Jacques D. Kerrest and John K. Martin Jr. notified the Company of their resignation from the Board, effective as of the Closing Date. Such resignations were not as a result of any disagreement with the Company known to an executive officer of the Company on any matter relating to the Company’s operations, practices or policies.

Effective as of the Closing Date, pursuant to the terms of the SHA and as approved by the Board, Nana Banerjee, David Kline and Brian Wendling were appointed to the Board to serve as Class I directors with terms expiring at the 2023 annual meeting of stockholders, and Charles Fisher, Itzhak Fisher and Marty Patterson were appointed to the Board to serve as Class III directors with terms expiring at the 2022 annual meeting of stockholders. Pursuant to the terms of the SHA, Dr. Banerjee and Mr. Fisher (Itzhak) were designated by Pine, Messrs. Fisher (Charles) and Kline were designated by Charter, and Messrs. Patterson and Wendling were designated by Qurate. Also pursuant to the terms of the SHA, incumbent director Kathleen Love will continue to serve as a Class I director, and incumbent directors Irwin Gotlieb, Bill Livek, and Brent Rosenthal will continue to serve as Class II directors. Also effective as of the Closing Date, the committees of the Board were reconstituted as follows:

Audit Committee	Compensation Committee	Finance and Acquisitions Committee
Nana Banerjee, Chair	Kathleen Love, Chair	Charles Fisher, Chair
Kathleen Love	Nana Banerjee	Itzhak Fisher
Marty Patterson	David Kline	Marty Patterson
	Brian Wendling	Brent Rosenthal

Growth Committee	Nominating and Governance Committee
Nana Banerjee	Itzhak Fisher, Chair
Irwin Gotlieb	Charles Fisher
David Kline	Marty Patterson
Brent Rosenthal

Each new director will earn cash retainers for Board service and service on certain of the Board committees in accordance with the Company’s standard director compensation program, as described in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders, filed with the SEC on May 29, 2020. In addition, pursuant to the Company’s standard director compensation program, on the Closing Date, each new director received a restricted stock unit grant valued at $83,334 (prorated for partial service during the 2020-2021 Board term), which will vest on the earliest of the Company’s 2021 annual meeting of stockholders, June 30, 2021 or a change in control of the Company, with vested units to be deferred and delivered in shares of Common Stock upon the earlier of such director’s separation from service or a change in control of the Company.

In connection with their appointments, each of the new directors will enter into the Company’s standard indemnification agreement for directors and executive officers. The indemnification agreement generally requires the Company to indemnify directors to the fullest extent permitted by law.

Brian Wendling serves as an executive officer of Qurate. In 2020, the Company recognized revenue of approximately $0.8 million from transactions with Qurate and its affiliates in the normal course of business.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Certificate of Amendment

On March 10, 2021, in connection with the consummation of the Transactions, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The Certificate of Amendment created the Series B Preferred Stock that was issued as part of the Transactions and authorized a sufficient number of shares of preferred stock, par value $0.001 per share, and Common Stock into which such shares of Series B Preferred Stock may be converted. The Certificate of Amendment became effective upon filing.

The foregoing summary of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Designations Designating the Series B Preferred Stock

On March 10, 2021, in connection with the consummation of the Transactions, the Company also filed a Certificate of Designations of Series B Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, designating the Series B Preferred Stock and establishing the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of the shares of Series B Preferred Stock included in such series. The Certificate of Designations became effective upon filing.

The Series B Preferred Stock ranks senior to the Common Stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and ranks junior to all secured and unsecured indebtedness. The Series B Preferred Stock has a liquidation preference equal to the higher of (i) the initial purchase price, increased by accrued dividends per share, and (ii) the amount per share of Series B Preferred Stock that a holder would have received if such holder, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such share into Common Stock. The holders of Series B Preferred Stock are entitled to participate in all dividends declared on the Common Stock on an as-converted basis and are also entitled to a cumulative dividend at the rate of 7.5% per annum, payable annually in arrears and subject to increase under certain specified circumstances (“Annual Dividends”), in each case, on the terms and subject to the conditions set forth in the Certificate of Designations. In addition, such holders are entitled to Special Dividends, on the terms and subject to the conditions more particularly set forth in the SHA.

Subject to certain anti-dilution adjustments and customary provisions related to partial dividend periods, the Series B Preferred Stock is convertible at the option of the holders at any time into a number of shares of Common Stock equal to the Conversion Rate (as defined in the Certificate of Designations), which will initially be 1:1; provided that each holder will receive cash in lieu of fractional shares (if any). At any time after the fifth anniversary of the Closing, the Company may elect to convert all of the outstanding shares of Series B Preferred Stock into shares of Common Stock if (a) the closing sale price of the Common Stock was greater than 140% of the conversion price as of such time, as may be adjusted pursuant to the Certificate of Designations, (i) for at least 20 trading days in any period of 30 consecutive trading days immediately prior to the date of notice of mandatory conversion and (ii) on the last trading day of such 30-day period and (b) the pro rata share of an aggregate of $100,000,000 in Annual Dividends and/or Special Dividends has been paid with respect to each share of Series B Preferred Stock that was outstanding as of the Closing Date and remains outstanding.

If the Company undergoes certain change of control transactions, (a) each holder of outstanding shares of Series B Preferred Stock will have the option to require the Company to purchase any or all of its shares of Series B Preferred Stock at a purchase price per share of Series B Preferred Stock equal to the Liquidation Preference (as defined in the Certificate of Designations) of such share of Series B Preferred Stock as of the applicable date (“Change of Control Put”) and (b) to the extent the holder has not exercised the Change of Control Put, the Company will have the right to redeem, subject to the holder’s right to convert prior to such redemption, all of such holder’s shares of Series B Preferred Stock, or if a holder exercises the Change of Control Put in part, the remainder of such holder’s shares of Series B Preferred Stock, at a redemption price per share equal to the Liquidation Preference as of the date of redemption.

The holders of shares of Series B Preferred Stock are entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of equity interest of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock. Each holder is entitled to the number of votes equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series B Preferred Stock could be converted pursuant to the Certificate of Designations (but for the purposes of this clause (i), Conversion Rate (as defined in the Certificate of Designations) shall mean an amount equal to the product of (x) the Conversion Factor (as defined in the Certificate of Designations) and (y) 0.98091271) multiplied by (ii) a fraction, the numerator of which is the number of shares of Series B Preferred Stock held by such holder and the denominator of which is the aggregate number of issued and outstanding shares of Series B Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed; provided, among other things, that to the extent the Series B Preferred Stock held by any Purchaser and certain transferees would, in the aggregate, represent voting rights with respect to more than 16.66% of the Common Stock (including the Series B Preferred Stock on an as-converted basis) (the “Voting Threshold”), such Purchaser and transferees and affiliates will not be permitted to exercise the voting rights with respect to any shares of Series B Preferred Stock held by them in excess of the Voting Threshold and the Company will exercise the voting rights with respect to such shares of Series B Preferred Stock in excess of the Voting Threshold in a neutral manner.

The foregoing summary of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Certificate of Designations, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders (the “Special Meeting”) on March 9, 2021. At the Special Meeting, the Company’s stockholders approved the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the SEC on February 19, 2021. The final voting results for each of the proposals submitted to a stockholder vote at the Special Meeting are as follows:

Proposal No. 1:    The approval, in accordance with Nasdaq Listing Rules 5635(b) and 5635(d), of the issuance of the Series B Preferred Stock to each of the Purchasers, in accordance with the terms of the Purchase Agreements (the “Share Issuance”).

For	Against	Abstain	Broker Non-Votes
46,285,028	9,007,291	7,494	0

Proposal No. 2:    The adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the creation of the Series B Preferred Stock and other preferred stock and, in order to permit the Share Issuance, authorize a sufficient number of shares of preferred stock, par value $0.001 per share, and Common Stock into which such shares of Series B Preferred Stock may be converted (the “Charter Amendment”).

For	Against	Abstain	Broker Non-Votes
46,949,231	8,331,377	19,205	0

The Company did not present Proposal No. 3 (the approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of the Share Issuance and/or the Charter Amendment) at the Special Meeting.

Item 7.01.	Regulation FD Disclosure.

On March 9, 2021, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

On March 10, 2021, the Company issued a press release announcing the consummation of the Transactions. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On the Closing Date, the Company repaid in full the then-outstanding secured promissory note due December 31, 2021 issued by a subsidiary of the Company (Rentrak B.V.) on December 31, 2019 (the “Foreign Note”). Upon receipt of the repayment, accrued interest through the Closing Date, and a prepayment premium of $1,021,042, all obligations of the Company under the Foreign Note were deemed satisfied.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of comScore, Inc., dated March 10, 2021

3.2	Certificate of Designations of Series B Convertible Preferred Stock, par value $0.001, of comScore, Inc., dated March 10, 2021

10.1	Series B Convertible Preferred Stock Purchase Agreement, dated as of January 7, 2021, by and between comScore, Inc. and Charter Communications Holding Company, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 8, 2021) (File No. 001-33520)

Exhibit No.	Description

10.2	Series B Convertible Preferred Stock Purchase Agreement, dated as of January 7, 2021, by and between comScore, Inc. and Qurate Retail, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on January 8, 2021) (File No. 001-33520)

10.3	Series B Convertible Preferred Stock Purchase Agreement, dated as of January 7, 2021, by and between comScore, Inc. and Pine Investor, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on January 8, 2021) (File No. 001-33520)

10.4	Stockholders Agreement, dated as of March 10, 2021, by and among comScore, Inc., Charter Communications Holding Company, LLC, Qurate Retail, Inc. and Pine Investor, LLC

10.5	Registration Rights Agreement, dated as of March 10, 2021, by and among comScore, Inc., Charter Communications Holding Company, LLC, Qurate Retail, Inc. and Pine Investor, LLC

10.6*	Data License Agreement, dated as of March 10, 2021, by and between comScore, Inc. and Charter Communications Operating, LLC

99.1	Press Release, dated March 9, 2021

99.2	Press Release, dated March 10, 2021

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

*	Specific terms in this exhibit (indicated therein by asterisks) have been omitted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSCORE, INC.

By:	/s/ Gregory A. Fink
Gregory A. Fink
Chief Financial Officer and Treasurer

Date: March 15, 2021